Exhibit 99.1

P.O. Box 717 Pittsburgh, PA 15230-0717 (412) 787-6700

From:	Gail A. Gerono
Vice President, Investor Relations
412 787-6795

— NEWS RELEASE —

CALGON CARBON DECLARES QUARTERLY DIVIDEND OF $0.03

Pittsburgh, PA – October 22, 2004 — Calgon Carbon Corporation (NYSE: CCC) announced today that its Board of Directors declared a quarterly dividend of three cents ($0.03) per common share. Dividends will be issued to shareholders of record as of November 10, 2004, and will be payable on December 2, 2004.